SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report     August 1, 2002
         (Date of earliest event reported)     July 29, 2002


                            SEVEN SEAS PETROLEUM INC.
             (Exact Name of registrant as Specified in its Charter)

         Cayman Islands                   0-22483               73-468669
(State or Other Jurisdiction of   (Commission File Number)   (I.R.S. Employer
Incorporation or Organization)                            Identification Number)


                  5555 SAN FELIPE, SUITE 1700, HOUSTON, TEXAS   77056
               (Address of Principal Executive Offices)       (Zip Code)

       Registrant's telephone number, including area code: (713) 622-8218

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Item 5.  Other Events

     The Company has resumed drilling on the Escuela 2 exploration well. The well is currently drilling at 18,808 feet in interbedded sandstones and siltstones. Shortly after drilling in new formation below the 7 5/8 inch liner, there was a gas show of 12 percent with traces of heavier hydrocarbons (C2-C5) and an approximate 35 barrel influx of fluid. Initial analysis of the fluid entering the wellbore indicates water with a skim of oil.

     The Company believes that the geological information available at this time is not conclusive enough to determine the exact stratigraphic and structural position of the bottom of the wellbore. However, Seven Seas believes it is likely that the Cambao fault has not been encountered and the Escuela 2 is currently drilling in the lower part of the Cretaceous Villeta formation. A review of drilling samples and paleontological work is being carried out on a continual basis to aid in the geological interpretation.

     Seven Seas plans to continue drilling to a total depth of approximately 19,500 feet, provided wellbore conditions permit. When the well reaches total depth, the Company plans to run electric logs for further evaluation.

Item 7.  Financial Statements and Exhibits

         (c)  Exhibits

                 99       July 29, 2002 press release

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               SEVEN SEAS PETROLEUM INC.

                               By:   RONALD A. LEFAIVE
                               Name: Ronald A. Lefaive
                               Title: Vice President of Finance and Chief
                                        Financial Officer

Date:  August 1, 2002
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                                INDEX TO EXHIBITS

Exhibit No.   Description                  Method of Filing
-----------   -----------                  ----------------

     99       July 29, 2002 Press release  Filed herewith electronically